SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 1 TO
                                   FORM SB-2

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           -------------------------

                        HAZARDOUS WASTE CLEAN-UP
                 (Name of small business issuer in its charter)


      California                     4955                   33-0924284
(State of Incorporation) (Primary Standard Industrial     (I.R.S. Employer
                          Classification Code Number)      Identification No.:


                           341 Promontory Drive West
                           Newport Beach, CA 92666
                           (949) 675-7909
                           (949) 675-1697 (FAX)

            (Address and telephone number of principal executive offices)
                           --------------------------
                           341 Promontory Drive West
                           Newport Beach, CA 92666
                           (949) 675-7909
                           (949) 675-1697 (FAX)


(Address of principal place of business or intended principal place of business)
                           --------------------------

                              KENNETH G. EADE
                              Attorney at Law
                         827 State Street, Suite 12
                         Santa Barbara, CA 93101
                         (805)560-9828 (PHONE)
                          (805) 560-3608 (TELECOPY)

           (Name, address and telephone number of agent for service)
                           --------------------------

                                   COPIES TO:

                              KENNETH G. EADE
                              Attorney at Law
                         827 State Street, Suite 12
                         Santa Barbara, CA 93101
                         (805)560-9828 (PHONE)
                         (805) 560-3608 (TELECOPY)
                           --------------------------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. /      /
                                                       -------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    /      /
                         -------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box: /      /
                               -------------

    THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



                                      CALCULATION OF REGISTRATION FEE


TITLE OF EACH                  DOLLAR        PROPOSED     PROPOSED          AMOUNT OF
CLASS OF SECURITIES AMOUNT     TO MAXIMUM    AGGREGATE    MAX. AGGREGATE    REGISTRATION FEE
--------------------------     ----------    ---------    --------------    ----------------

Common Stock, .001 par       $  1,000,000     $1.00      $1,000,000         $264.00

Total                          $1,000,000     $1.00      $1,000,000         $264.00



                                  DATED: ______________, 2001

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING
TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY
NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES
EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO
BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR
SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH
STATE.



                                   PROSPECTUS

                             HAZARDOUS WASTE CLEAN-UP

1,000,000 shares of common stock Up to 1,000,000 of the shares of common stock offered are being sold by Hazardous Waste Clean-Up. There is no minimum purchase requirement and no escrow, and the proceeds may be used by Hazardous Waste in its discretion. There is no established public market for Hazardous Waste's common stock, and the offering price has been arbitrarily determined. Hazardous Waste's Common Stock is not currently listed or quoted on any quotation service. There can be no assurance that Hazardous Waste's common stock will ever be quoted on any quotation service or that any market for Hazardous Waste's stock will ever develop. Hazardous Waste is a development stage company, with no assets, revenue, or capital, and a deficit of $1,400 since its inception. Hazardous Waste's plan of operation is to establish a business of cleaning up hazardous waste using natural plants and plant life as cleaning agents. This offering is self-underwritten. Shares will be sold by Hazardous Waste's secretary and chief financial officer, Edward E. Nelson, without the use of an underwriter. This offering will terminate on December 31, 2001.
                            ------------------------

The Common Stock offered is speculative and involves a high degree of risk and substantial dilution. See "Risk Factors" on page 3 of this prospectus.

                            ------------------------
   These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                             PRICE         UNDERWRITING       PROCEEDS
                             TO            DISCOUNTS AND      TO
                             PUBLIC        COMMISSIONS(2)     COMPANY(1)
                             ------        --------------     ----------

Per Share................$    $1.00               $0            $ 1.00
Total .................. $1,000,000               $0
$1,000,000

(1) Before deducting expenses payable by Hazardous Waste, estimated at approximately $15,500. This offering is self-underwritten, so Hazardous Waste is not obligated to pay commissions or fees on the sales of any of the shares. This offering is for up to 1,000,000 common shares. There is no minimum contingency, and the proceeds may be used in Hazardous Waste's discretion.

(2)The shares of common stock are being offered by Hazardous Waste through its officers and directors, subject to prior sale, when, as, and if delivered to and accepted by Hazardous Waste and subject to the approval of certain legal matters by counsel and certain other conditions. Hazardous Waste reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.

                             __________________, 2001


                               TABLE OF CONTENTS

                                                      PAGE
                                                    ---------


Prospectus Summary..............................        1
Risk Factors....................................        3
     Hazardous Waste is a development stage
     company with no operating history..........        3
     Intense competition........................        3
     Terms of offering-no minimum contingency...        4
     Related party transactions and possible
     conflicts of interest......................        4
     Dilution...................................        4
     New industry; uncertainty of market acceptance..   4

Use of Proceeds.................................        5
Dividend Policy.................................        5
Price Range of Securities.......................        6
Capitalization..................................        6
Dilution........................................        6
Selected Financial Data.........................        7
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................        8
Business........................................        8
Management......................................       12
Certain Transactions............................       13
Principal Stockholders..........................       13
Description of Securities.......................       14
Shares Eligible for Future Sale.................       15
Underwriting....................................       15
Legal Matters...................................       15
Experts.........................................       16
Index to Financial Statements...................       16

                             ------------------------

                                PROSPECTUS SUMMARY

CORPORATE BACKGROUND

Hazardous Waste was organized on August 25, 2000, and is in the process of commencing operations, but has not generated any revenue and is still a development stage corporation. Hazardous Waste has no current business. Its plan of operations is to establish a business of hazardous waste clean-up, using natural plants and plant life as cleaning agents. There can be no assurance that Hazardous Waste's common stock will ever develop a market.


                                  THE OFFERING

common stock Offered.........................  Up to 1,000,000 shares common stock Outstanding after the
  Offering...................................  1,600,000 shares(1)

Use of Proceeds..............................  Working capital

Symbol.......................................  None

Risk Factors.................................  The shares of common stock
offered                                        involve a high degree of
                                               risk and immediate substantial
                                               dilution See"Risk Factors" and
                                              "Dilution"

Term of offering......................... Until December 31, 2001 or until all
                                          Shares in this offering are sold.
                                          -------------------------------------

(1) Figures are based on the current outstanding shares of 1,600,000

The officers and directors of Hazardous Waste are currently actively promoting another similar offering for a company called International Tech. Corp.


                              SUMMARY FINANCIAL DATA

    The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception to March 31, 2001 and the consolidated balance sheet data at March 31, 2001 come from Hazardous Waste's audited Consolidated Financial Statements included elsewhere in this Prospectus. The consolidated statement of operations data for the period February 28, 2001 (inception) to March 31, 2001 come from Hazardous Waste's audited financial statements for those years, which are included in this Prospectus.

These statements include all adjustments that Hazardous Waste considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended 2000 do not necessarily indicate the results to be expected for the full year or for any future period.


BALANCE SHEET DATA:
                                                          March 31, 2001
                                                          --------------
Assets: ............................................      $ 2,000
                                                           =======

Liabilities - Accounts Payable .....................      $   115
                                                           -------
Stockholders' Equity:
 common stock, Par value $.001
    Authorized 50,000,000 shares,
    Issued 1,600,000 shares at Hazardous Waste,
    2001 ..................................                   600
  Paid-In Capital ..................................
  Retained Deficit .................................       (1,400)

                                                           -------

     Total Stockholders' Equity ....................        2,000
                                                           -------
      Total Liabilities and
       Stockholders' Equity ........................      $ 2,115
                                                           =======

STATEMENT OF OPERATIONS DATA:

        Since

                                                 Period inception to
                                                 December 31, 2000
Development
                                                 ----------------
Revenues: ..................................     $   --
General and administrative Expenses: ........      1,400
                                                  -----
     Net Loss ..............................     $(1,400)
                                                  -----
Loss per share ............................      $   --
                                                  =====

              -------------------------------------------------------

                                  RISK FACTORS

Prospective investors in the shares offered should carefully consider the following risk factors, in addition to the other information appearing in the prospectus.


    Hazardous Waste is a development stage company with no operating history. Because of this, it will be difficult to gauge our future performance.

This makes it difficult to evaluate its future performance and prospects. Hazardous Waste's prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition. Since inception, Hazardous Waste has incurred losses.

We have limited experience in the waste clean-up business, and no capital.

Hazardous Waste is completely dependent upon this offering for the raising of capital to fund its business plan. It has no capital and virtually no assets. The managment of Hazardous Waste, although familiar with the waste clean-up business, has never established or managed a hazardous waste clean-up business before, and has no experience.

We may run over budget or experience delays in construction of application waste treatment technology, and this may affect our ability to operate.

Hazardous Waste intends to grow primarily by developing applications of waste treatment methods, using chemical compounds from plants as cleaning agents. restaurants. Development involves substantial risks, including: 1) risks that development costs will exceed budgeted or contracted amounts; 2) delays in completion of construction; 3) failing to obtain all necessary permits, 4) the inability to identify or the unavailability of suitable sites; 5) that developed properties will not achieve desired revenue or cash flow levels once opened; 6) of competition for suitable development sites from competitors (most of which have greater financial resources than Hazardous Waste); 7) of incurring substantial unrecoverable costs in the event a development project is abandoned prior to completion; 8) changes in governmental rules, regulations and interpretations; and 9) general economic and business conditions.

There is no escrow of any funds in this offering, and any funds may be used by us in our discretion.

There is no minimum contingency or escrow of any funds received by Hazardous Waste in this offering, and any funds received may be utilized by Hazardous Waste for any corporate purpose as the funds are received. There will be no escrow of any of the proceeds of this offering.

The people who already have invested in Hazardous Waste have done so at a reduced price, and investors in this offering will experience substantial dilution of their investment.

Management and others who have provided services to Hazardous Waste have acquired shares at an average price of $.001 per share. This means that investors in this offering who are buying shares at the higher rate of $1.00 per share will experience a dilution of a majority of their investment.

There is no established market for Hazardous Waste's stock and investors may not be able to sell their shares in the future.

There is no established market for Hazardous Waste's common stock and there can be no assurance that a market will develop. If no market is developed, then it will be difficult for investors to eventually sell their shares and recover their investment.

Hazardous Waste has not paid and probably will not pay dividends in the near future, so investors participating in this offering may not receive a return on their investment.

Hazardous Waste has decided to retain all earnings, if any, to finance future growth. Therefore, the only way an investor could receive a return on his or her investment is to sell his or her shares.


                                USE OF PROCEEDS

    The net proceeds to Hazardous Waste from the sale of the shares of common stock offered are estimated to be approximately $985,000. Hazardous Waste intends to use these proceeds to develop and apply its clean-up technology, working capital and general corporate purposes, as follows:

                Use                            Amount
------------------------------------         ---------
Technology development                       $ 250,000
Advertising                                    250,000
Working Capital - Hazardous Waste            $ 485,000
                                             $ 985,000


The following table shows Hazardous Waste's use of proceeds if 25%, 50%, 75%,
and/or 100% of the shares are sold.   Further, there can be no assurance that
any shares will be sold in this offering.

                              25%       50%       75%       100%
                              ---       ---       ---       ----
Technology
development                 185,000     250,000   250,000   250,000
Advertising                       0     125,000   150,000   250,000
Working capital              50,000     117,500   335,000   485,000
                         ----------     -------   -------   -------
Totals                      235,000     492,500   735,000   985,000

The allocation of the net proceeds of the Offering set forth above represents Hazardous Waste's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and Hazardous Waste's future revenues and expenditures. If any of these factors change, Hazardous Waste may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

                                DIVIDEND POLICY

Hazardous Waste has never declared or paid cash dividends on its capital stock. Hazardous Waste currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.


                           NO MARKET FOR COMMON STOCK

Hazardous Waste's common stock is not listed or quoted at the present time, and there is no present public market for Hazardous Waste's common stock.
Hazardous Waste has obtained a market maker who has agreed to file an application for Hazardous Waste's securities to be quoted on the NASD OTC Bulletin Board(Bulletin Board), upon the effectiveness of this Registration Statement, but the obtaining of a quotation is subject to NASD approval, and there can be no assurance that Hazardous Waste's stock will be quoted on the Bulletin Board. Thus, there can be no assurance that the NASD will accept Hazardous Waste's market maker's application on Form 211. Therefore, there can be no assurance that a public market for Hazardous Waste's common stock will ever develop.

                                 CAPITALIZATION

    The following table sets forth the short-term debt and capitalization of Hazardous Waste as of March 31, 2001. The table should be read in conjunction with the Consolidated Financial Statements, including the Notes, appearing elsewhere in this Prospectus.

BALANCE SHEET DATA:
-------------------
                                                           2/28/2001
                                                           ---------
Assets: ............................................      $  2,000
                                                            =======

Liabilities - Accounts Payable .....................      $    115
                                                            -------
Stockholders' Equity:
 common stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 1,600,000 shares at February 28,
    2001 ..................................                    600
  Paid-In Capital ..................................            --
  Retained Deficit .................................        (1,400)
                                                            ------
     Total Stockholders' Equity ....................         2,000
                                                            ------
      Total Liabilities and
       Stockholders' Equity ........................       $ 2,115



                         DETERMINATION OF OFFERING PRICE

There is no established market for the shares. The offering price for the shares has been arbitrarily determined, without regard to their book value or any other measurable standard.


                                     DILUTION

As of March 31, 2001, Hazardous Waste's net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of Hazardous Waste's tangible assets less its total liabilities. Net tangible book value per share represents Hazardous Waste's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,000,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), Hazardous Waste's net tangible book value as of the closing of this offering would increase from $0 to $.33 per share. This represents an immediate increase in the net tangible book value of $.33 per share to current shareholders, and immediate dilution of $.67 per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock                                             $  1.00
Net tangible book value per share before offering.................$     0
Increase per share attributable to new investors..................$   .33
Net tangible book value per share after offering..................$   .33
Dilution per share to new investors...............................$  0.67
Percentage dilution................................................   67%

The following table summarizes, both before the offering and after the offering, assuming the sale of all 1,000,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors.






                         Number          Total           Percentage   Percentage      Average
                         of Shares       Consideration   of Shares    of Total        price
                         Purchased       Paid            Purchased    Consideration   per share
                         ---------      ---------------  ---------    -------------   ---------

Existing Investors          600,000    $     1,600           27%        $  .001
New Investors             1,000,000    $ 1,000,000           73%        $  1.00


               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with Hazardous Waste's Consolidated Financial Statements, including the Notes, appearing elsewhere in this Prospectus.

COMPANY OVERVIEW

Hazardous Waste was organized on August 25, 2000. Hazardous Waste intends to establish a business of decontaminating and restoring to usefulness polluted soil and groundwater ruled harmful by the United States Environmental Protection Agency, or EPA. Management believes that Hazardous Waste's proprietary application method of using the absorptive powers of plant roots and trees represents the equivalent of a natural detoxification center in cleaning up hazardous waste. Hazardous Waste's common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that its common stock will ever develop a market.

PLAN OF OPERATIONS-IN GENERAL

During the next twelve months, Hazardous Waste plans to satisfy its cash requirements by additional equity financing. This will be in the form of private placements of restricted common stock. There can be no assurance that Hazardous Waste will be successful in raising additional equity financing, and, thus, be able to satisfy its cash requirements, which primarily consist of legal and accounting fees at the present time. Hazardous Waste presently has no cash with which to satisfy any future cash requirements. Hazardous Waste will need a minimum of $500,000 to satisfy its cash requirements for the next 12 months. With this minimum capital, Hazardous Waste intends to establish its first portable prototype clean-up center, using proprietary clean-up application technology, which we intend to develop. Hazardous Waste will not be able to operate if it does not obtain equity financing. Hazardous Waste has no current material commitments. Hazardous Waste depends upon capital to be derived from future financing activities such as subsequent offerings of its stock. There can be no assurance that Hazardous Waste will be successful in raising the capital it requires. Hazardous Waste does not expect to achieve liquidity within the first 12 months of operation, and cannot make a prediction on long term equity until such time as its first prototype center has been developed and tested. Hazardous Waste anticipates that the cost of development of a prototype center will be at least $150,000. It does not expect any additional research and development of any products, nor does it expect to incur any research and development costs. Hazardous Waste does not expect the purchase or sale of plant or any significant equipment, except for the initial purchase of equipment for the prototype, and it does anticipate hiring at least 10 minimum wage employees and three full time managers to run the prototype. Hazardous Waste has no current material commitments. Hazardous Waste has generated no revenue since its inception.

Hazardous Waste is still considered to be a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that Hazardous Waste will be successful in raising the capital it requires through the sale of its common stock.

                                     BUSINESS

                                    IN GENERAL

     Hazardous Waste has no current operations at the present time. Its business plan is to establish a hazardous waste clean-up center where contaminated soil can be brought for clean-up suing Hazardous Waste's proprietary method, which it intends to develop, of using phytoremediation technology. This simply means that the roots of the plants used for our center break down the molecules that cause contamination, resulting in a natural detoxification of the soil. For example, "a stand of poplar (trees) is a self-assembling solar powered pump and treat system, according to Steven A. Rock, an environmental engineer for the EPA. In the United States alone, the cost of decontaminating thousands of toxic sites on factory grounds, farms, and military installations is expected to eventually surpass $700 billion.

     We will also use our method for treating contamination at a customer's site. This, in effect, will make our method portable and means that it can be used at any site, which will reduce or eliminate the transportation and disposal of contaminated soil and groundwater, which often requires special permits or transportation.

                            FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. Hazardous Waste's expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

OVERVIEW

Management believes that our method of using the absorptive powers of plant roots and trees represents the equivalent of a natural detoxification center in cleaning up hazardous and toxic waste. The current approach to disposal of such waste is to dig out the offending waste and truck it to landfills. This method is costly and disruptive, and disposers may remain liable for the waste deposited in the landfill at a future date. Of even greater significance is the fact that landfills are becoming full, and run the risk of leaking into our groundwater. Many landfills have closed and are being excavated for the hazardous and toxic waste they were expected to hold safely. These developments brought alternative methods of waste disposal to the forefront.

OUR TECHNOLOGY

Through the natural process of photosynthesis, the plants pump oxygen and specialized enzymes into the ground, causing the micro-organisms to break down the organic material, which decontaminates the polluted soil and ground water. Our goal in developing the application of this already exiting natural technology, is to determine which plants are most efficient, portable, and compact in eliminating waste, and to develop a portable prototype facility that can be moved from one place to another.

Our technology, which is presently being developed, uses the absorbing power of plants to actually destroy hazardous waste and convert it to harmless matter. Plant roots absorb lead, arsenic, zinc and other materials and store them in their leaves. Plants can then be harvested and recycled harmlessly. Plants can also be raised in greenhouses where waste water can be filtered through their dangling roots, which can absorb hazardous pollutants in the waste water. Some plants, such as the poplar tree, prevent contamination from migrating underground, lessening the likelihood that the pollution will reach wells or percolate to the surface and taint water streams. They are also good at breaking down toxic organic chemicals into less harmful compounds, which they store or slowly release harmlessly into the air. Some plants can accumulate very high levels of metal pollutants, removing them from soil and groundwater. Organic pollutants are broken down by the plants or the organisms that thrive around their roots. Sunflowers and other plants are used as a way to reduce the levels of radioactive substances in water and soil.

Constructed wetlands are now used alone or as an addition to sewage treatment plants to clean and recycle wastewater. It has also been observed that high levels of certain types of radiation near the Chernobyl nuclear power plant have been reduced by sunflowers. Kochia plants and willow trees have also been used to clean the radioactive waste "cesium" in the United States Argonne National Laboratory West. We plan to construct greenhouses stocked with a combination of these plants which will maximize the greenhouse's waste destroying potential.

FACILITIES

Two types of hazardous waste clean up facilities will be designed:

     - One or more greenhouses will be set up on rented, vacant land. These will be stocked with various plants to be used to clean up contaminated soil and groundwater to EPA standards. Contaminated soil and groundwater will be brought to these greenhouses.

     - We will construct a mobile unit that can be transported by truck/trailer to a customer's site where the contaminated soil and/or groundwater is located.

                                    MARKETING

   The market in the United States alone, is estimated to eventually pass $7 billion. We will market our services through advertising in waste trade publications, and direct mail to known hazardous and toxic waste generators. We will also establish an Internet website to promote our services, and employ commission salesmen to obtain orders for our services.

Properties

Hazardous Waste leases offices at 341 Promontory Drive West, Newport Beach, CA , from its president, Roy Nelson, on a month-to-month basis, at no charge to us, for approximately 150 square feet of office space, which is adequate for our needs at the present time and which is adequately covered by insurance. These offices are located in the home of our president. WE own no other property at the present time.

Patents.

   Hazardous Waste has no patents or trademarks, and intends to guard its method of waste clean-up to be developed as a trade secret.

Employees.

 As of March 31, 2001, Hazardous Waste has two employees; Edward Nelson, our Hazardous Waste's Secretary/Treasurer and Director, devotes approximately 10 hours per week to company activities, and our president, Roy Nelson, who devotes approximately 30 hours per week to our business. Hazardous Waste has no written employment contracts. None of Hazardous Waste's employees are covered by a collective bargaining agreement. Hazardous Waste has never experienced an employment related work stoppage and considers its employee relations to be satisfactory.

Competition.

     There are many well established competitors in the waste clean-up business, who consist of companies who pick up waste and transport it to landfills for storage rather than treatment.

     The hazardous waste disposal business is dominated by several large companies, such as Browning-Ferris and Waste Management, Inc., who operate large waste disposal landfills. These and other companies with financial resources greater than us, provide waste disposal services and are in a greater position to capture our intended market.

Government Regulation.

 General - Potential Adverse Effect of Government Regulations

Our principal business activities are subject to extensive and evolving federal, state, local and foreign environmental, health, safety, and transportation laws and regulations.

These regulations are administered by the EPA in the United States, various other federal, state, and local environmental, zoning, health, and safety agencies in the United States.

Generally, the regulatory process requires us, and other companies in the industry, to obtain and retain numerous governmental permits to conduct various aspects of its operations, any of which may be subject to revocation, modification or denial.

For collection operations, regulation takes such forms as licensing collection vehicles, health and safety requirements, vehicular weight limitations, and, in certain localities, limitations on weight, area, time, and frequency of collection.

    Federal, state, local and foreign governments have, from time to time, proposed or adopted other types of laws, regulations, or initiatives with respect to the environmental services industry, including laws, regulations, and initiatives to ban or restrict the international, interstate, or intrastate shipment of wastes, impose higher taxes on out-of-state waste shipments than on in-state shipments, limit the types of wastes that may be disposed of at existing landfills, mandate waste minimization initiatives, require recycling and yard waste composting, reclassify certain categories of nonhazardous waste as hazardous, and regulate disposal facilities as public utilities. Congress has, from time to time, considered legislation that would enable or facilitate such bans, restrictions, taxes, and regulations, many of which could adversely affect the demand for our services. Similar types of laws, regulations, and initiatives have also, from time to time, been proposed or adjusted in other jurisdictions in which we will operate. While our processes do not consist of depositing waste materials in landfills, we may have to comply with regulations regarding the disposal of soil and water that has been treated for contamination.

Also, in May 1994, the United States Supreme Court ruled that state and local governments may not constitutionally restrict the free movement of waste in interstate commerce through the use of flow control laws. Such laws typically involve a local government specifying a jurisdictional disposal site for all solid waste generated within its borders. Since the ruling, several decisions of state or federal courts have invalidated regulatory flow control schemes in a number of jurisdictions. Other judicial decisions have upheld non-regulatory means by which municipalities may effectively control the flow of municipal solid waste. In addition, federal legislation has been proposed, but not yet enacted, to effectively grandfather existing flow control mandates. There can be no assurance that such alternatives to regulatory flow control will in every case be found lawful or that such legislation will be enacted into law. However, the Supreme Court's 1994 ruling and subsequent court decisions have not to date had a material adverse effect on any of Hazardous Waste's operations. In the event that such legislation is not adopted, Hazardous Waste believes that affected municipalities will endeavor to implement alternative lawful means to continue controlling the flow of waste. In view of the uncertain state of the law at this time, however, we are unable to predict whether such efforts would be successful or what impact, if any, this matter might have on our operations.

In 1997, the EPA released guidance interpreting the Civil Rights Act to require federal, state, or local permitting authorities receiving money from the EPA to consider the discriminatory effects that may result from permit issuances, renewals or modifications. The EPA will entertain challenges to any such permits on the grounds that the permitted activities, alone or in conjunction with other permitted activities, subject minority communities to disparate exposure to pollution. The lack of specific standards in the EPA's guidance creates some uncertainty about the effects any such challenges could have on Hazardous Waste's ability to obtain or renew necessary permits.

Governmental authorities have the power to enforce compliance with regulations and permit conditions and to obtain injunctions or impose fines in case of violations. During the ordinary course of its operations, Hazardous Waste may, from time to time, receive citations or notices from such authorities that a facility is not in full compliance with applicable environmental or health and safety regulations. Upon receipt of such citations or notices, Hazardous Waste will work with the authorities to address their concerns. Failure to correct the problems to the satisfaction of the authorities could lead to monetary penalties, curtailed operations, jail terms, facility closure, or an inability to obtain permits for additional sites.


                                  MANAGEMENT

                EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of Directors of Hazardous Waste serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of We are as follows:

Name                            Age                   Position
----------------                ---              ------------------
Roy Nelson                      82               President, Director

Jay Starling                    52               Director

Edward E. Nelson                91               Chief Financial Officer,
                                                 Secretary, Director

Roy Nelson. Mr. Nelson is the President and Director of We, and has acted in such capacity since its inception. For the past seven years, Mr. Nelson has operated his own consulting firm, specializing in consulting to start up and development stage companies. From 1991 through 1997, Mr. Nelson was a management consultant for U.S. Environmental Group. Mr. Nelson's career began with General Motors' management, and followed by founding U.S. Waste Group and American Electric Company, which he was Chairman of for 12 years. Mr. Nelson is the brother of Secretary and Chief Financial Officer, Edward E. Nelson.

Edward E. Nelson. Mr. Nelson is the Secretary, Chief Financial Officer and Director of We, and has acted in that capacity since inception. He is also the Chief Financial Officer and Director of Edufungames.com, since its inception in March, 2000. Since 1976, he has acted as a Mortgage banker and Consultant. From 1970 through 1976, he served as President of Coast Bank, Long Beach, California. From 1963 through 1970, he served as President of Charter Bank, Culver City, California. From 1958 through 1963, he was the President of People's Bank in Beverly Hills, California, and from 1936 through 1958, he was employed in various management positions at Bank of America. He is a graduate of the School of Banking at Rutgers University. Mr. Nelson is the brother of President and C.E.O. Roy Nelson.

Jay D. Starling. Mr. Starling is a Director of We. From 1993 to the present time, he has been President of Environmental Technologies, a Balboa Pacific Corporation division. In 1992, he coordinated superfund and other environmental programs for RAND Corporation's Institute for Civil Justice. From 1989 to 1992 he was the Director of Environmental Issues for ARCO. From 1983 through 1989, he served as Manager of Business Development, International Marketing and Project Administration for ARCO Solar, Inc. Prior to 1983, Mr. Starling served as Manager of External Affairs and Marketing Manager for Aqueonics, an ARCO Division. He also served as the Managing Partner of Loucks, Thompson and Starling, Inc. From 1976 through 1980, was consultant to the U.S. Dept. Of Energy from 1979 to 1980, a consultant to the U.S. Environmental Protection Agency from 1977 through 1990, and Director of the U.S. House of Representatives Research Committee from 1973 through 1976. Mr. Starling holds a B.A. in Political Science from UC Berkeley, 1968, an M.P.A. UC Berkeley, 1969, and a Ph.D. Management and Policy Analysis, UC
Berkeley, 1973.

                              EXECUTIVE COMPENSATION

We have made no provisions for cash compensation to its officers and directors. Our president, Roy Nelson, received 500,000 shares of restrcited common stock and its Secreteary/Chief Financial Officer, Edward Nelson, received 25,000 shares of restrcited common stock as a retainer for future services and in excahnge for the business plan. These 525,000 shares have been accepted as full compensation for management's services for the first year of operation. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. Our counsel, Kenneth Eade, received 50,000 shares of common stock for compensation of legal services rendered. There were no grants of options or SAR grants given to any executive officers during the last fiscal year.

                              EMPLOYMENT AGREEMENTS

We have not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of We's board of directors.

                              PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding beneficial ownership of our common stock as of March 31, 2001, by (I) each person known by We to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of We, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.
                                        Shares          Percent     Percent
                                        Beneficially    Before      After
Name and Address of Beneficial Owner    Owned           Offering    Offering
------------------------------------    ------------    --------    -------

Roy Nelson                               500,000         83.33%     31.25%
341 Promontory Dr.
Newport Beach, CA 92660

Jay Starling                             25,000           4.16%      1.56%
Box 10845
Beverly Hills, CA 90213

Edward Nelson                            25,000           4.16%      1.56%
Box 10845
Beverly Hills, CA 90213

Kenneth Eade                             50,000             10%      3.13%
827 State Street, Suite 12
Santa Barbara, CA 93101

Officers and Directors                  550,000          34.37%     34.37%
as a Group


                               CERTAIN TRANSACTIONS

In connection with organizing Hazardous Waste, on August 25, 2000,m Roy Nelson was issued 500,000 shares of restricted common stock, Edward Nelson was issued 25,000 shares of restricted common stock, and Jay Starling was issued 25,000 shares of restricted common stock, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Roy Nelson, Edward Nelson and Jay Starling may be deemed to be promoters of Hazardous Waste. No other persons are known to Management that would be deemed to be promoters. Roy Nelson and Edward Nelson are brothers.

On August 25, 2000, in exchange for legal services, Hazardous Waste issued 200,000 shares to Kenneth G. Eade, counsel to Hazardous Waste, pursuant to
Section 4(2) of the Securities Act of 1933, in exchange for legal services rendered. Mr. Eade is a sophisticated investor who had access to all corporate information.

                           DESCRIPTION OF SECURITIES

The authorized capital stock of Hazardous Waste consists of 30,000,000 shares of common stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 1,600,000 shares of Common stock.

                                   Common stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative coting rights, which means that the holders of more than half of all voting rights with respect to common stock and Preferred Stock can elect all of Hazardous Waste's directors. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.

All outstanding shares of common stock are, and the common stock offered, upon issuance and sale, will be, fully paid and nonassessable.

                                PENNY STOCK STATUS

If and when it creates a market for its common stock, Hazardous Waste's common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

     1. Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

     2. Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

     3. Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

     4. The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for Hazardous Waste's stock.

                   TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

    The transfer agent, warrant agent and registrar for the common stock is Atlas Stock Transfer Corporation, Salt Lake City, Utah.


                        SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, Hazardous Waste will have 1,600,000 shares of common stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with Hazardous Waste), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of Hazardous Waste, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of Hazardous Waste without regard to volume limitations.

Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Prior to this offering, no public market has existed for Hazardous Waste's shares of common stock. However, Hazardous Waste's market maker, National Capital, has indicated that it will file for a quotation with the over-the-counter bulletin board. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

                               PLAN OF DISTRIBUTION

The Shares shall be offered on a self underwritten basis in the States of New York, California, Florida and in the District of Columbia, and to qualified investors in the State of California, and outside the U.S. The offering is self underwritten by the Company, which offers the Shares directly to investors through officer Edward Nelson, who will offer the Shares by prospectus and sales literature filed with the SEC, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in the Company. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

The offering of the Shares shall terminate on December 31, 2001.

The Company reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.

                                 LEGAL MATTERS

The validity of the common stock offered will be passed upon for the Company by Kenneth G. Eade, Santa Barbara, California.


                                    EXPERTS

The Financial Statements of Hazardous Waste as of March 31, 2001 included in this Prospectus and elsewhere in the Registration Statement have been audited by Roger G. Castro, independent public accountant for Hazardous Waste, as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                              ADDITIONAL INFORMATION

Hazardous Waste has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. This prospectus summarizes certain documents, and while these summaries are not complete, they disclose all material terms and provisions of the documents.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov. The SEC's toll free telephone number is 1-800-SEC-0330.

Hazardous Waste will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.



                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Independent Auditor's Report ....................................   F-1

Balance Sheets
 March 31, 2001 .................................................   F-2

Statements of Operations
 For the period February 28, 2001 inception to March 31,
2001.............................................................   F-3

Statements of Changes in Stockholders' Equity
 For the period inception to March 31, 2001 .....................   F-4

Statements of Cash Flows
 For the period Ended March 31, 2001.............................   F-5

Notes to Consolidated Financial Statements ......................



                          REPORT OF INDEPENDENT AUDITOR

To the Shareholders and Board of Directors
Hazardous Waste Clean-Up

We have audited the accompanying balance sheet of Hazardous Waste Clean-Up (A Development Stage Company) as of March 31, 2001, and the related statements of income, stockholders' equity, and cash flows for the period February 28, 2001 (inception) through March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on my audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hazardous Waste Clean-Up at March 31, 2001, and the results of operations and cash flows for the period February 28, 2001 (inception) through March 31, 2001, in conformity with generally accepted accounting principles.

Oxnard, California

    Rogelio G. Castro
-----------------------
    Rogelio G. Castro
    March 31, 2001



                            HAZARDOUS WASTE CLEAN-UP
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                              AS OF MARCH 31, 2001

ASSETS
Current Assets:                                   ------
  Cash                                            $2,000
    Total Current Assets                           2,000

TOTAL ASSETS                                      $2,000

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Advances from officer                             $  115
    Total Current Liabilities                        115
Stockholders' Equity:
  Common stocks , $.001 par value
    Authorized shares-30,000,000
    Issued and outstanding shares                 $  600
    paid in capital
    Deficit accumulated during development stage  $1,400
                                                  -------
      Total Stockholders' Equity                   2,500


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $2,115
                                                  ======

                            HAZARDOUS WASTE CLEAN-UP
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF OPERATIONS
                  FOR  THE PERIOD INCEPTION TO MARCH 31, 2001



                                        March 31, 2001
                                   -----------------
Income                                  $         -
      Total  Income                               -
Operating Expenses                                -
    General and administrative expenses         115
                                                  -
      Total Expenses                            115
                                             -------
Net income (loss)                       $      (115)





                            HAZARDOUS WASTE CLEAN-UP
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                   FOR THE PERIOD ENDED MARCH 31, 2001 , AND
      FOR THE PERIOD FEBRUARY 28, 2001  (INCEPTION) THROUGH MARCH 31, 2001


                                             March 31, 2001
                                        -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                   $    (115)
  Adjustments to reconcile net loss to
      net cash used by operating activities:

NET CASH USED BY OPERATING ACTIVITIES             (115)

CASH FLOWS FROM FINANCING ACTIVITIES
  Advances from officer 115
  Stocks issued for cash                         2,000
                                             ------------
NET CASH PROVIDED  BY FINANCING ACTIVITIES       2,115

INCREASE (DECREASE) IN CASH                      2,000

BEGINNING CASH                                       -
                                             -------------
ENDING CASH                                     $2,000
                                             =============


                                        HAZARDOUS WASTE CLEAN-UP
                                      (A DEVELOPMENT STAGE COMPANY)
                                    STATEMENT OF STOCKHOLDERS' EQUITY
                   FOR THE PERIOD FEBRUARY 28, 2001 (INCEPTION) THROUGH MARCH 31, 2001


                                        Number                                     Deficit
                                        of                Common         Paid      Accumulated
                                        Shares            Stock          in        During
                                        Outstanding       at Par Value   Capital   Development
                                                                         Stage
                                        -----------       ------------   -------   ------------
Stock issued for cash                     600,000         $    600       $ 1,400

Net Loss - March 31, 2001                                                             $  (115)

                                        -----------       ------------   -------   ------------
Balance at March 31, 2001                 600,000         $    600       $ 1,400      $  (115)






                      These notes are an integral part of these financial statements.

                            HAZARDOUS WASTE CLEAN-UP
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1.   Description of the Business and Summary of Significant Accounting
          Policies

Description of the Business

The Company was incorporated under the laws of the state California on February 28, 2001. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of California. The Company has been in the development stage since its inception on February 28, 2001, and is in accordance with Statement of Financial Accounting Standards No. 7 (SFAS #7). Planned principal operations have yet not commenced.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

A. Basis: The Company uses the accrual method of accounting.

B. Cash and cash equivalents: The Company considers all short term, highly liquid investments that are readily convertible, within three months, to known amounts as cash equivalents. The Company currently has no cash equivalents.

C. Loss per share: Net loss per share is provided in accordance with Statement of Financial Accounting Standards NO. 128 "Earnings per share." Basic loss per share reflects the amount of losses for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as stock options and convertible securities. As of February 28, 2001, the company had no issuable shares qualified as dilutive to be included in the earnings per share calculations.

D. Estimates: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates

E. Year End: The company has adopted November 30 as its fiscal year end.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representations must no be relied upon as having been authorized by FBI or its officers or directors. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction in which such offer or solicitation is not authorized or is unlawful.

The delivery of this prospectus shall not, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date of this prospectus. Until __________, 2001 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.


------------------------------------------------------------------------------
------------------------------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY Hazardous Waste Clean-Up OR BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                                TABLE OF CONTENTS

                                                      PAGE
                                                    ---------

Prospectus Summary..............................        1
Risk Factors....................................        3
     Hazardous Waste Clean-Up is a development stage
     company with no operating history..........        3
     Intense competition........................        3
     Terms of offering-no minimum contingency...        4
     Related party transactions and possible
     conflicts of interest......................        4
     Dilution...................................        4
     New industry; uncertainty of market acceptance..   4
     Federal Import Tax.........................        5
Use of Proceeds.................................        5
Dividend Policy.................................        5
Price Range of Securities.......................        6
Capitalization..................................        6
Dilution........................................        6
Selected Financial Data.........................        7
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................        8
Business........................................        8
Management......................................       12

Certain Transactions............................       13
Principal Stockholders..........................       13
Description of Securities.......................       14
Shares Eligible for Future Sale.................       15
Underwriting....................................       15
Legal Matters...................................       15
Experts.........................................       16
Index to Financial Statements...................       16






                             HAZARDOUS WASTE CLEAN-UP

                         1,000,000 SHARES OF COMMON STOCK

                                 -------------

                                   PROSPECTUS

                                 -------------

                              ______, 2001

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 317 of the California Corporations Code, as amended, provides for the indemnification of Hazardous Waste's officers, directors, employees and agents under certain circumstances, for any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Hazardous Waste's Certificate of Incorporation provides that the directors of the Company shall be protected from personal liability to the fullest extent permitted by law. Hazardous Waste's By-laws also contain a provision for the indemnification of Hazardous Waste's directors.

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee...........................................  $264
Printing and engraving expenses................................  $500
Accounting fees and expenses...................................  $1,000
Legal fees and expenses (other than Blue Sky)..................  $11,736
Blue sky fees and expenses (including legal and filing fees)...  $1,000
Miscellaneous..................................................  $1,000
                                                                 ----------
    Total......................................................  $15,500
                                                                 ==========
ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following securities were issued by Hazardous Waste within the past three years and were not registered under the Securities Act.

In connection with organizing Hazardous Waste, on August 25, 2000,m Roy Nelson was issued 500,000 shares of restricted common stock, Edward Nelson was issued 25,000 shares of restricted common stock, and Jay Starting was issued 25,000 shares of restricted common stock, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Roy Nelson, Edward Nelson and Jay Starling may be deemed to be promoters of Hazardous Waste. No other persons are known to Management that would be deemed to be promoters. Roy Nelson and Edward Nelson are brothers.

On August 25, 2000, in exchange for legal services, Hazardous Waste issued 200,000 shares to Kenneth G. Eade, counsel to Hazardous Waste, pursuant to Section 4(2) of the Securities Act of 1933, in exchange for legal services rendered. Mr. Eade is a sophisticated investor who had access to all corporate information.


ITEM 27. EXHIBITS

    (a) The following exhibits are filed as part of this Registration
Statement:

  EXHIBIT
  NUMBER                     DESCRIPTION
-----------                 -----------------------------------------

       3.1                    Articles of Incorporation
       3.4                    By-Laws
       4.1                    Form of common stock Certificate
       5.1                    Opinion of Kenneth G. Eade, Attorney at Law
                              (including  consent)
       6.1                    Specimen of Stock Certificate

      23.1                    Consent of Independent Accountant
      23.2                    Consent of Kenneth G. Eade(filed as part of
                              Exhibit  5.1)
                             ------------------------

ITEM 28. UNDERTAKINGS.

    The undersigned Company undertakes to:

    (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

        (I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Hazardous Waste pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, Hazardous Waste has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by Hazardous Waste of expenses incurred or paid by a director, officer or a controlling person of Hazardous Waste in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (f) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Hazardous Waste under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

    (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                      II-6

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Santa Barbara, state of California, on March 13, 2001.

                                    SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

     Hazardous Waste Clean-Up

  By:  Roy Nelson
       -----------------------------------
       ROY NELSON, President and Director
       Date: June 5, 2001

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

       Edward Nelson
       --------------------------------------
By:    Edward Nelson, Chief Financial Officer
       and Director
       Date: June 5, 2001

Exhibit 3(a)
2196804
ENDORSED
FILED IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF CALIFORNIA
AUGUST 25, 2000
BILL JONES, SECRETARY OF STATE

ARTICLES OF INCORPORATION OF HAZARDOUS WASTE CLEAN-UP

FIRST: The name of the corporation is: HAZARDOUS WASTE CLEAN-UP

SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD: The name and address in the State of California of this corporation's initial agent for service of process is:

KENNETH G. EADE, 827 State Street, Suite 26, Santa Barbara, California 93101.

FOURTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

FIFTH: This corporation is authorized to issue only one class of shares of stock, all common; and the total number of shares which this corporation is authorized to issue is 30 Million (30,000,000).

I hereby declare that I am the person who executed the foregoing Articles of Incorporation which execution is my own act and deed.

Executed August 24, 2000 at Newport Beach, California.

 Roy E. Nelson
 __________________________
 ROY E. NELSON



EXHIBIT 3(b)
BY-LAWS OF HAZARDOUS WASTE CLEAN-UP

ARTICLE I - OFFICES
The office of the Corporation shall be located in the City and State designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time determine.

ARTICLE II - MEETING OF SHAREHOLDERS

Section 1 - Annual Meetings:

The annual meeting of the shareholders of the Corporation shall be held within five months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

Section 2 - Special Meetings:

Special meetings of the shareholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of ten per cent (10%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Business Corporation Law.

Section 3 - Place of Meetings:

All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waives of notice of such meetings.

ARTICLE IV - OFFICERS

Section 1 - Number, Qualifications, Election and Term of Office:

(a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

Section 2 - Resignation:

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 - Removal:

Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.

Section 4 - Vacancies:

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.

Section 5 - Duties of Officers:

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these by-laws, or may from time to time be specifically conferred or imposed by the Board of Directors. The president shall be the chief executive officer of the Corporation.

ARTICLE V - SHARES OF STOCK

Section 1 - Certificate of Stock:
(a) The certificates representing the shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (I) the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal.

(b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c) To the extent permitted by law, the Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in corporation to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 2 - Lost or Destroyed Certificates:

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgement of the Board of Directors, it is proper so to do.

Section 6 - Sureties and Bonds:

In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Section 7 - Shares of Other Corporations:

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, or such other person as the Board of Directors may authorize.

ARTICLE VI - DIVIDENDS

Subject to applicable law, dividends may be declared and paid of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

ARTICLE VII-FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.

ARTICLE VIII-CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE IX - AMENDMENTS

Section 1 - By Shareholders:

All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares entitled to vote in the election of directors at any annual or special meeting of shareholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.

Section 2 -By Directors:

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, by-laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article IX above-provided may alter, amend or repeal by-laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or the Board of Directors, or to change any provisions of the by-laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

Section 3 - Transfers of Shares:

(a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 - Record Date:

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding fifty days, or less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

Section 13 - Committees:

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

ARTICLE X - INDEMNITY

(a) Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer of employee of the Corporation, or of any Corporation in which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

(b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

(c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

     The undersigned incorporator certifies that he has adopted the foregoing by-laws as the first by-laws of the Corporation.

Dated: December 30, 1997

                                   Roy Nelson
                                   -------------------------
                                   Roy Nelson, Incorporator

Exhibit 4.1
SPECIMEN OF COMMON STOCK CERTIFICATE
HAZARDOUS WASTE CLEAN-UP

[________]NUMBER                                              SHARES[________]
                      INCORPORATED UNDER THE LAWS OF THE STATE OF California
                30,000,000 SHARES COMMON STOCK AUTHORIZED, $.001 PAR VALUE


  COMMON STOCK                                     CUSIP
                                        SEE REVERSE FOR CERTAIN
                                        DEFINITIONS
THIS CERTIFIES THAT

Is the RECORD HOLDER OF            SHARES OF FULLY PAID AND NON-ASSESSABLE
SHARES OF COMMON STOCK OF HAZARDOUS WASTE CLEAN-UP TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE LAWS OF THE STATE OF California, AND TO THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE CORPORATION, AS NOW OR HEREAFTER AMENDED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT.

WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

Dated:

[SEAL OF Hazardous Waste Clean-Up]

ROY NELSON                                      EDWARD E. NELSON
------------------------                        ---------------------------
ROY NELSON, President                           EDWARD E. NELSON, Secretary

               COUNTERSIGNED
               AMERICAN REGISTRAR & TRANSFER CO.
               342 E. 900 South
               P.O. Box 1798
               Salt Lake City, Utah 84110



               By:   Richard M. Day

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common           UNIF GIFT MIN ACT - ____Custodian____
TEN ENT  - as tenants by the entireties                     (Cust)      (Minor)
JT TEN   - as joint tenants with right            under Uniform Gifts to Minors
           of survivorship and not as             Act ________________________
               tenants in common                                    (State)

             Additional abbreviation may also be used though not in above list.

             FOR VALUE RECEIVED, _________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
- --------------------------------------

- --------------------------------------

__________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________
Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

__________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,   ---------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.



EXHIBIT 5.1 OPINION OF COUNSEL AND CONSENT

March 9, 2001

Board of Directors
Hazardous Waste Clean-Up
827 State Street, Suite 26
Santa Barbara, CA 93101

Re: Hazardous Waste Clean-Up

Gentlemen:

The undersigned is counsel for Hazardous Waste Clean-Up. I have been requested to render an opinion on the tradeability of the 2,000,000 shares of Hazardous Waste proposed to be sold pursuant the Hazardous Waste's Registration Statement on Form SB-2. In rendering this opinion, I have reviewed Hazardous Waste's Registration on Form SB-2, Hazardous Waste's Form 10SB, company articles of incorporation and by laws and other corporate documents. All representations made to me in Hazardous Waste documents and by company officers and directors are deemed to be accurate. It is my opinion that the shares to be issued will be free trading shares. It is further my opinion that:

1. Hazardous Waste is a corporation duly organized, validly existing and in good standing and is qualified to do business in each jurisdiction in which such qualification is required.

2. That the shares of common stock to be issued by Hazardous Waste have been reserved and, when issued, will be duly and properly approved by Hazardous Waste's Board of Directors.

3. That the shares of stock, when and as issued, will be fully paid and non-assessable, and will be a valid and binding obligation of the corporation.

4. That the shares of common stock have not been but will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

I hereby consent to the use of this opinion in Hazardous Waste's Registration Statement on Form SB-2. Please feel free to contact the undersigned should you have any further questions regarding this matter.

Very truly yours,

Kenneth G. Eade
---------------
KENNETH G. EADE



EXHIBIT 23.1 CONSENT OF INDEPENDENT ACCOUNTANT
I hereby consent to the inclusion of the independent accountant's report dated March 31, 2001 and the related statements of income, stockholder's equity, and cash flows for the years then ended in the Registration Statement on Form SB-2, and any other references to me in the Registration Statement.

ROGER G. CASTRO
Roger G. Castro
Certified Public Accountant
Oxnard, California
June 5, 2001

EXHIBIT
SUBSCRIPTION AGREEMENT
Hazardous Waste Clean-Up
341 Promontory Drive West
Newport Beach, CA 92660

Gentlemen:

The undersigned has received your prospectus dated ____________, 2001. The undersigned represents as set forth below and subscribes to purchase ________Shares at $1.00 per Share, for $_______________, subject to your
acceptance of this subscription.   There is no minimum contingency and proceeds
may be utilized at the issuer's discretion. If any checks are delivered to any NASD member, the member must promptly, by noon of the next business day, transmit all checks received to the issuer or any person entitled thereto. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

The state of California_____
The State of New York_____
The State of Florida_____
The District of Columbia_____Other State _____________
A State foreign to U.S.A._____

Dated:______________.

If not an individual:_________________________
Signature

__________________________________________________
Name of Corporation, Trust, Print or type name of
or Partnership Signer
__________________________________________________
State where incorporated,P.O. Box or Street Address organized, or domiciled

__________________________________________________
Print Signer's Capacity, City, State and Zip Code

_________________________
Tax ID Number_________________________
Telefax and Phone Numbers
_________________________
Social Security